EXHIBIT 23.4

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Annual Report on Form 10-K of Lakeland Industries, Inc. for the fiscal year ended January 31, 2017, of our report dated April 18, 2016 relating to our audit of the financial statements of Lakeland (Beijing) Safety Products Co., Ltd. for the year ended January 31, 2016, into the Company’s Registration Statements on Form S-8 (No. 333-144870, No. 333-176733, No. 333-183882 and No. 333-205836) and Form S-3 (No. 333-216943 and No. 333-200422).

/s/ Shanghai Mazars Certified Public Accountants
Shanghai Mazars Certified Public Accountants
Shanghai, China
April 24, 2017